EXHIBIT 4.5

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VALIDIAN CORPORATION

Form of

Warrant To Purchase Common Stock

Warrant No.: _____

          Number of Warrant Shares: _________

Series H

Date of Issuance: January 30, 2004

1.

Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by VALIDIAN CORPORATION, a Nevada corporation (the “Company”), _________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on December 31, 2006 (the “Expiration Date”), _________ (__________) fully paid and non-assessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $.50 per share, subject to further adjustment as set forth herein.

2.

Exercise of Warrants.

(a)

This Warrant is exercisable in whole or in part at any time and from time to time.  Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph.  The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter.  The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise.  Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

(b)

The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

(c)

The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2 on the Exercise Date.

3.

Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

4.

Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.

Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.

Protection Against Dilution and Other Adjustments.

6.1

Adjustment Mechanism.  The Company covenants and agrees that, except for the sale of Debentures and Warrants to the Other Lenders, during the period (the “New Transaction Period”) from the Initial Closing Date of the Securities Purchase Agreement and until 60 days after the Effective Date of the Registration Statement, any subsequent or further offer or sale of Common Stock or securities convertible into and/or other rights exercisable for the issuance of Common Stock (collectively, “New Common Stock”) to or with any third party will constitute  a “New Transaction”.

In the event there is a New Transaction:

(A)

the number of Warrants shall be adjusted to equal the higher of (1) the number of Warrant Shares originally provided in the Warrants or (2) the number of warrants under the terms of the New Transaction multiplied by the lesser of(I) the number 1, if the exercise price of the warrants under the terms of the New Transaction (“the New Transaction Warrant Price”) is less than or equal to the existing Warrant Price and (II) the quotient of  the existing Warrant Price divided by the New Transaction Warrant Price, if the New Transaction Warrant Price exceeds the existing Warrant Price; and

(B)  the Exercise Price on the Warrants shall be adjusted to equal the lower of (1) the then existing Warrant Price or (2)  the New Transaction Warrant Price.

If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price immediately before adjustment.

6.2

Capital Adjustments.  If, at any time while any portion of the Warrants remains outstanding, the Company  effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Exercise Price and  any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action.  By way of illustration, and not in limitation, of the foregoing,  (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Exercise Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Exercise Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Exercise Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company prior to the exercise of this Warrant or its applicable portion, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the exercise date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

6.3

Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall  notify the Holder at least thirty (30) days prior to the record date with respect to such Spin-Off.

7.

Transfer to Comply with the Securities Act; Registration Rights.

7.1

Transfer.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Except for transfers to officers, employees and affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

7.2

Registration Rights.

(a)  Reference is made to the Registration Rights Agreement.  The Company’s obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company’s commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

(b)

In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the “Remaining Warrant Shares”), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company’s stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder’s Remaining Warrant Shares in such registration statement.  If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement); provided, however, that if there is a managing underwriter of the offering of shares referred to in the registration statement and such managing underwriter advises the Company in writing that the number of shares proposed to be included in the offering will have an adverse effect on its ability to successfully conclude the offering and, as a result, the number of shares to be included in the offering is to be reduced, the number of Remaining Warrant Shares of the Holder which were to be included in the registration (before such reduction) will be reduced pro rata with the number of shares included for all other parties whose shares are being registered.  The Holder’s rights under this Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

8.

Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission or sent by couriercertified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or by courier, if mailed, four days after the date of deposit in the United States mails, as follows:

(i)

if to the Company, to:

VALIDIAN CORPORATION

30 Metcalfe Street

Ottawa, Ontario, Canada K1P 5L4

Attn: Andre Maisonneuve

Telephone No.: (613) 230-7211

Telecopier No.: (613) 230-6055

(ii)

if to the Holder, to:

Scott Christie

2674 Dick Wilson Drive

Sarasota, Florida 34240

TelephoneNo.: 941-378-2255

Telecopier No.: 941-378-1444

with a copy to:

Alan R. Turem, P.C.

4651 Roswell Road, NE

Suite B-105

Atlanta, GA 30342-3048

Attn: Alan R. Turem

Telephone No.: (404) 256-1963

Telecopier No.  (404) 256-2500

Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

9.

Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10.

Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such  State and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York, New York County in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

11.

Jury Trial Waiver.   The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12.

Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.

Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the 30th day of January, 2004.

VALIDIAN CORPORATION

By:  /s/ Andre Maisonneuve

Name: Andre Maisonneuve

Title: President

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of

,          , to purchase _____________ shares of the Common Stock, $0.001 par value, of VALIDIAN CORPORATION,  and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

CASH:

  $

  =  (Exercise Price x Exercise Shares)

Payment is being made by:

enclosed check

wire transfer

other

Please deliver the stock certificate to:

Dated:

[Name of Holder]

By:

Series H Warrant Holders

Alpha Capital

   105,000

Andrew W. & Karen M. Watling

     27,500

Barbara Ellis

     27,500

Bonnie Quinn

     55,000

Bradley J. Goldstone

     27,500

Brian Wildes

   110,000

Daniel B. Steinberg

   110,000

David Stefansky

   178,510

Jody Janson

     11,790

Jonathan Rich

     40,745

Marc Weisman

   110,000

Michael D. Madden

   110,000

Michael T. Pieniazek

     40,000

Parker Consultants Ltd.

   245,000

PEF Advisors, LTD

     55,000

Professional Traders Fund, LLC

     70,000

Richard Rosenbloom

   150,510

Robert Prag

   230,000

Scott Christie

   110,000

The London Family Trust

   210,000

Thomas A. & Marilynn Slamecka

     70,000

vFinance Investments, Inc.

   422,295

Vincent Calicchia

   106,150

WEC Partners, LLC

     35,000

Zenny Trading

     70,000

Total

2,727,000